EXHIBIT 10.35
OFFICIAL RECORDS OF PINAL COUNTY RECORDER When recorded mail to: LAURA DEAN-LYTLE DATE/TLME: 10/05/05 1027 FEE: $0.00 PAGES; 5 FEE NUMBER: 2005-134949 (The above space reserved for recording information) CAPTION HEADING DO NOT DISCARD THIS PAGE. THIS COVER PAGE IS RECORDED AS PART OF YOUR DOCUMENT. THE CERTIFICATE OF RECORDATION WITH THE FEE NUMBER IN THE UPPER RIGHT CORNER IS THE PERMANENT REFERENCE NUMBER OF THIS DOCUMENT IN THE PINAL COUNTY RECORDER’S OFFICE. Form RE-49

SECURITY AGREEMENT
1. Grant of Security Interest. For valuable consideration, the undersigned Sonoran Utility Services, LLC, an Arizona limited liability company (“Debtor”), hereby grants and transfers to the 387 Wastewater Improvement District and the 387 Water Improvement District, both improvement districts organized pursuant to A.R.S. Section 48-901 et. seq. (“Creditor”) a security interest this ___day of                 , 2005 in the following property of Debtor (collectively, the “Collateral”): One Million Dollars out of the initial purchase proceeds due to the Debtor under that certain Purchase and Sale Agreement by and among Global Water Resources, LLC and Debtor dated June 15, 2005 together with whatever is received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment (collectively “Proceeds”).
2. Obligations Secured. The obligation secured hereby is the requirement to pledge collateral for the Indemnification Fund in accordance with the terms and conditions of Section 5 of the Agreements (“Agreements”) Relating to the Management Agreements between Global Water Resources, LLC and the Creditor dated effective September 1, 2005 (the “Indebtedness”).
3. Termination. This Agreement will terminate in accordance with the terms and conditions of Section 5 of the Agreements.
4. Covenants of Debtor.
     (a) Debtor agrees to: (i) to execute and deliver such documents as Creditor reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (ii) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Creditor prior written notice thereof; and (iii) to cooperate with Creditor in perfecting all security interests granted herein.
     (b) Debtor agrees with regard to the Collateral and Proceeds: (i) that Creditor is authorized to file financing statements in the name of Debtor to perfect Creditor’s security interest in Collateral and Proceeds; (ii) not to permit any lien on the Collateral or Proceeds except in favor of Creditor.
5. Powers of Creditor. Debtor appoints Creditor its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Creditor’s officers and employees, or any of them, upon an Event of Default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Creditor’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to receive, open and read mail addressed to Debtor with respect to the Collateral; (f) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (g) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (h) to exercise all rights, powers and remedies’ which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto.
6. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default this Agreement; (b) any impairment of the rights of Creditor in any Collateral or Proceeds
7. Remedies. Creditor shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Arizona Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Creditor, and (b) to sell, lease, license or otherwise dispose of any or all Collateral following not less than 20 days’ written notice to debtor and Global Water Resources, LLC. All rights, powers, privileges and remedies of Creditor shall be cumulative. No delay, failure or discontinuance of Creditor in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.
8. Disposition of Collateral and Proceeds; Transfer of Indebtedness. In disposing of Collateral hereunder, Creditor may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Creditor to the payment of expenses incurred by Creditor in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Creditor toward the payment of the Indebtedness.
9. Notices. All notices, requests and demands required under this Agreement must be in writing, addressed to Creditor, Debtor and Global Water Resources, LLC at the following addresses:

If to Creditor:	Terry Doolittle,
Superintendent
387 Districts
P. O. Box 827
Florence, AZ 85232

With a copy to:	Kenneth C. Sundlof, Jr.
Jennings, Strouss & Salmon, P.L.C.
20I E. Washington Street, 11th Floor
Phoenix, AZ 85004-2385

If to Debtor:	Sonoran Utility Services, L.L.C.
1121 W. Warner Road., Suite 109
Tempe, AZ 85254

If to Global Water Resources, LLC:	Trevor Hill
Deer Valley Financial Center
22601 N. 19th Ave, Suite 210
Phoenix, AZ 85027

With a copy to:	Andrew Abraham
Burch & Cracchiolo, PA
PO Box 16882
Phoenix, AZ 85011
or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt. 10. Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Creditor and Debtor.
11. Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.
     IN WITNESS WHEREOF, this Agreement has been duly executed as of                                         .

387 Water improvement district By its chairman 387 wastewater improvement district by its chairman 387 Water improvement district by its superintendent 387 wastewater improvement district By its superintendent

PINAL COUNTY Recorder 383 NORTH MAIN ST - P. O. BOX 848 FLORENCE, AZ 85232-0848 520-866-7100 FAX: 520-866-7170 Barbara J. Kelly CHIEF DEPUTY STATE OF ARIZONA) )SS COUNTY OF PINAL ) I hereby certify that this is a true copy of the official records on file in the office of the Recorder of Pinal County located in DKT/PG or Fee No: _-1.2~0~0~S—=.1~34..:..=9:.:4~9 ___Pages: _1~___thru _~S’— of_—::::..S___Date: 1010S/2005 Witness my hand and official seal: Laura Dean-Lytle, Recorder of Pinal County BY deputy recorder DO NOT REMOVE FROM DOCUMENT, THIS IS NOW PART OF THE DOCUMENT. 1:IWINWORDIRECORDERIRECP&Plcertified copy stampFORMRE10.doc Voter Registration 520-866-7101 Casa Grande Satellite Office: Recordings 520-866-7486 Voter Outreach 520-866-7127 820 E. Cottonwood Ln A-2 Casa Grande Fax 520-866-7487 Micrographics Division 520-866-7117 Apache Junction Satellite Office: Recordings 480-983-7038 or 520-866-6179 TDD Phone 520-866-7166 575 N. Idaho Rd. — Suite 110 Apache Junction Fax 520-866-6190